EXHIBIT 99.1
Vanguard Reports Fourth Quarter and Year-end Results
NASHVILLE, Tenn. — August 25, 2010 — Vanguard Health Systems, Inc. (Vanguard) today announced results for the fourth quarter and fiscal year ended June 30, 2010.
Total revenues for the quarter ended June 30, 2010 were $858.4 million, an increase of $31.9 million or 3.9% from the prior year quarter. Patient service revenues increased $17.4 million from the prior year quarter. Health plan premium revenues increased $14.5 million from the prior year quarter. The increase in patient service revenues was attributable to a 3.3% increase in adjusted discharges offset by a 0.2% decrease in patient revenue per adjusted discharge during the current year quarter compared to the prior year quarter. Absent the implementation of an insured discount policy in our Phoenix and San Antonio hospitals effective July 1, 2009, similar to the program implemented in our two Illinois hospitals on April 1, 2009, and a change to the Medicaid pending policy at all of our hospitals, patient revenue per adjusted discharge would have increased 3.2% during the current year quarter compared to the prior year quarter. The increase in health plan premium revenues was primarily attributable to a 17.1% increase in average membership in Phoenix Health Plan (PHP) during the current year quarter compared to the prior year quarter. Economic conditions in Arizona continue to increase the number of individuals eligible for coverage under the Arizona Health Care Cost Containment System (AHCCCS) and thus expand PHP’s membership.
Vanguard reported income from continuing operations of $3.4 million for the current year quarter compared to $2.1 million during the prior year quarter. During the current year quarter, Vanguard’s net income attributable to Vanguard Health Systems, Inc. stockholders was $2.8 million compared to $1.8 million during the prior year quarter. Many quarter over quarter comparisons of individual cost and expense items, particularly for health plan claims expense and the provision for doubtful accounts, as a percentage of total revenues during the current year quarter were impacted by the significant growth in health plan premium revenues and the uninsured discount and Medicaid pending policy changes. A table describing the impact of adjustments to certain expenses and revenues and related ratios for our acute care services segment and to certain statistical measures is included in this release in the attached Supplemental Operating Measures Adjusted for Comparative Analysis.
Adjusted EBITDA for the current year quarter was $82.9 million, an 11.3% increase compared to the prior year quarter. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the quarters ended June 30, 2009 and 2010 is included in the attached supplemental financial information.
The consolidated operating results for the current year quarter reflect a 1.8% increase in discharges and a 3.3% increase in adjusted discharges compared to the prior year quarter. Emergency room visits increased 1.0%, while inpatient surgeries and outpatient surgeries decreased 3.0% and 2.2%, respectively, during the current year quarter compared to the prior year quarter. General economic weakness in the United States economy continues to impact demand for elective surgical procedures.
Total revenues for the year ended June 30, 2010 were $3,376.9 million, an increase of $191.5 million or 6.0% from the prior year. Patient service revenues and health plan premium revenues increased $29.8 million and $161.7 million, respectively, from the prior year. Total revenues during the current year were positively impacted by a 2.4% increase in adjusted discharges but were negatively impacted by a 1.1% decrease in patient revenue per adjusted discharge compared to the prior year. Absent the previously discussed uninsured discount and Medicaid pending policy changes, patient revenue per adjusted discharge would have increased 2.8% during the current year compared to the prior year. Health plan premium revenues increased 23.8% during the current year primarily due to the significant enrollment increase associated with PHP’s new contract with AHCCCS that went into effect on October 1, 2008.

Vanguard reported a loss from continuing operations of $44.6 million during the current year compared to income from continuing operations of $32.1 million during the prior year. Net loss attributable to Vanguard Health Systems, Inc. stockholders for the current year was $49.2 million compared to net income attributable to Vanguard Health Systems, Inc. stockholders of $28.6 million during the prior year. Each of these current year measures was negatively impacted by the goodwill impairment loss related to our Illinois hospitals recognized in December 2009 and by debt extinguishment costs incurred to complete a refinancing of our indebtedness in January 2010. Many year over year comparisons of individual cost and expense items as a percentage of total revenues, particularly for health plan claims expense and the provision for doubtful accounts, were impacted by the significant growth in health plan premium revenues and the uninsured discount and Medicaid pending policy changes previously discussed. The Supplemental Operating Measures Adjusted for Comparative Analysis table included elsewhere in this release sets forth the impact of the uninsured discount and Medicaid pending policy changes to certain expenses and revenues and related ratios for our acute care services segment and to certain statistical measures. Health plan claims expense as a percentage of health plan premium revenues increased to 79.3% during the current year compared to 77.5% during the prior year primarily as a result of changes to capitation and supplemental payment rates, enrollee medical costs and enrollee demographic mix under PHP’s new contract with AHCCCS that went into effect on October 1, 2008.
Adjusted EBITDA was $326.6 million for the current year, an increase of $23.9 million or 7.9% from the prior year. A reconciliation of Adjusted EBITDA to net income (loss) attributable to Vanguard Health Systems, Inc. stockholders as determined in accordance with generally accepted accounting principles for the years ended June 30, 2009 and 2010 is included in the attached supplemental financial information.
The consolidated operating results for the current year reflect a 0.3% increase in discharges and a 2.4% increase in adjusted discharges compared to the prior year. Emergency room visits increased 3.4%, while inpatient surgeries and outpatient surgeries decreased 1.7% and 0.5%, respectively, during the current year compared to the prior year.
Cash flows from operating activities were $315.2 million for the current year, an increase of $2.1 million from the prior year. Current year operating cash flows were negatively impacted by AHCCCS’ deferral of the June 2010 capitation and supplemental payments to PHP of approximately $62.0 million until July 2010. Current year operating cash flows were positively impacted by an improvement in net days revenue in accounts receivable from 45 days at June 30, 2009 to 41 days at June 30, 2010. Cash flows from operating activities were also positively impacted by the timing of payments of accounts payable during the current year compared to the prior year. Vanguard’s cash and cash equivalents balance was $257.6 million at June 30, 2010 compared to $308.2 million at June 30, 2009.
On June 10, 2010, Vanguard entered into a definitive agreement to purchase Detroit Medical Center (DMC), which owns and operates eight hospitals in and around Detroit, Michigan with 1,734 licensed beds. Under the purchase agreement, Vanguard will acquire all of DMC’s assets (other than donor restricted and certain other assets) and assume all of its liabilities (other than its outstanding bonds and other certain liabilities) for $417.0 million in cash, substantially all of which will be used to repay all such non-assumed debt. The acquisition is pending review and approval by the Michigan Attorney General. Detailed information regarding the purchase price, assets acquired, liabilities assumed and future commitments related to the DMC purchase are set forth in Vanguard’s Form 8-K filed with the Securities and Exchange Commission on June 15, 2010. If approval is obtained, Vanguard expects the DMC transaction to close during its second quarter of fiscal 2011.
On July 14, 2010, certain of Vanguard’s subsidiaries issued $225.0 million aggregate principal amount of 8% Senior Notes due 2018 (the Add-On Notes) utilizing the same indenture governing the $950.0 million 8% Senior Notes previously issued in January 2010. The Add-On Notes were issued at an offering price of 96.250% plus accrued interest from January 29, 2010. The proceeds from the issuance of the Add-On Notes will be used to fund a portion of the DMC purchase price if such acquisition is approved by the Michigan Attorney General or else used for general corporate purposes including other potential acquisitions. Additional information regarding the Add-On Notes is set forth in Vanguard’s Form 8-K filed with the Securities and Exchange Commission on July 19, 2010.

On August 1, 2010, Vanguard completed the purchase of Westlake Hospital and West Suburban Medical Center in the western suburbs of Chicago, Illinois from Resurrection Health Care. As part of the purchase, Vanguard acquired certain assets and assumed certain liabilities of these hospitals for a total cash purchase price of approximately $45.0 million. These hospitals have a combined 459 licensed beds and are each located within 10 miles of Vanguard’s MacNeal Hospital. Additional information related to this acquisition is set forth in Vanguard’s Form 8-K filed with the Securities and Exchange Commission on August 4, 2010.
Vanguard will host a conference call for investors at 11:00 am EDT on August 26, 2010. All interested investors are invited to access a live audio broadcast of the call, via webcast. The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on “Fourth Quarter Webcast” or at http://visualwebcaster.com/event.asp?id=71303. If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com. To access the replay, click on the Investor Relations of www.vanguardhealth.com. The replay will be available via this link for one year.
Vanguard owns and operates 17 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; San Antonio, Texas; and Massachusetts. Vanguard’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets. Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets or to increase its presence in existing markets. Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment. These strategies improve quality and network coverage in a cost effective and accessible manner for the communities Vanguard serves.
This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations. Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected. These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage and interest rate risk; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate any future acquisitions; conflicts of interest that may arise as a result of Vanguard’s control by a small number of stockholders; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the currently unknown effect on us of the major federal healthcare reforms enacted by Congress in March 2010 or other potential additional federal or state healthcare reforms; pressures to contain costs by managed care organizations and other insurers and Vanguard’s ability to negotiate acceptable terms with these third party payers; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; the impacts of a prolonged economic recession and tightened credit and capital markets on Vanguard’s results of operations, financial position and cash flows including its ability to successfully service its debt and remain in compliance with debt covenants under its senior secured credit agreement; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; Vanguard’s ability to maintain or increase patient membership and control costs of its managed healthcare plans; the availability and terms of capital to fund the expansion of Vanguard’s business; the geographic concentration of Vanguard’s operations; the technological and pharmaceutical improvements that increase the cost of providing healthcare services or reduce the demand for such services; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, Vanguard’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition. Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Quarter ended June 30,
	2009
	(as adjusted)		2010

Patient service revenues	$629.3	76.1%	$646.7	75.3%
Premium revenues	197.2	23.9	211.7	24.7

Total revenues	826.5	100.0	858.4	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $1.0 and $0.7, respectively)	314.9	38.1	333.6	38.9
Health plan claims expense	154.9	18.7	165.9	19.3
Supplies	116.1	14.0	116.7	13.6
Provision for doubtful accounts	55.3	6.7	39.5	4.6
Purchased services	41.5	5.0	44.5	5.2
Non-income taxes	12.6	1.5	14.1	1.6
Rents and leases	10.8	1.3	11.0	1.3
Other operating expenses	46.9	5.7	50.9	5.9
Depreciation and amortization	34.2	4.1	37.7	4.4
Interest, net	27.0	3.3	30.8	3.6
Debt extinguishment costs	—	—	0.3	—
Impairment loss	6.2	0.8	—	—
Other	0.7	0.1	5.6	0.7

Total costs and expenses	821.1	99.3	850.6	99.1

Income from continuing operations before income taxes	5.4	0.7	7.8	0.9
Income tax expense	(3.3)	(0.4)	(4.4)	(0.5)

Income from continuing operations	2.1	0.3	3.4	0.4
Income from discontinued operations, net of taxes	0.6	0.1	0.2	—

Net income	2.7	0.3	3.6	0.4
Less: Net income attributable to non-controlling interests	(0.9)	(0.1)	(0.8)	(0.1)

Net income attributable to Vanguard Health Systems, Inc. stockholders	$1.8	0.2%	$2.8	0.3%

VANGUARD HEALTH SYSTEMS, INC.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions)

	Year ended June 30,
	2009		2010

Patient service revenues	$2,507.4	78.7%	$2,537.2	75.1%
Premium revenues	678.0	21.3	839.7	24.9

Total revenues	3,185.4	100.0	3,376.9	100.0
Costs and expenses:
Salaries and benefits (includes stock compensation of $4.4 and $4.2, respectively)	1,233.8	38.7	1,296.2	38.4
Health plan claims expense	525.6	16.5	665.8	19.7
Supplies	455.5	14.3	456.1	13.5
Provision for doubtful accounts	210.3	6.6	152.5	4.5
Purchased services	163.8	5.1	179.5	5.3
Non-income taxes	52.2	1.6	52.9	1.6
Rents and leases	42.6	1.3	43.8	1.3
Other operating expenses	203.3	6.4	207.7	6.2
Depreciation and amortization	128.9	4.0	139.6	4.1
Interest, net	111.6	3.5	115.5	3.4
Debt extinguishment costs	—	—	73.5	2.2
Impairment loss	6.2	0.2	43.1	1.3
Other	2.7	0.1	9.1	0.3

Total costs and expenses	3,136.5	98.5	3,435.3	101.7

Income (loss) from continuing operations before income taxes	48.9	1.5	(58.4)	(1.7)
Income tax benefit (expense)	(16.8)	(0.5)	13.8	0.4

Income (loss) from continuing operations	32.1	1.0	(44.6)	(1.3)
Loss from discontinued operations, net of taxes	(0.3)	(0.0)	(1.7)	(0.1)

Net income (loss)	31.8	1.0	(46.3)	(1.4)
Less: Net income attributable to non-controlling interests	(3.2)	(0.1)	(2.9)	(0.1)

Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$28.6	0.9%	$(49.2)	(1.5)%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss) Attributable to
Vanguard Health Systems, Inc. Stockholders
(In millions)

	Quarter ended		Year ended
	June 30,		June 30,
	2009	2010	2009	2010
Net income (loss) attributable to Vanguard Health Systems, Inc. stockholders	$1.8	$2.8	$28.6	$(49.2)
Interest, net	27.0	30.8	111.6	115.5
Income tax expense (benefit)	3.3	4.4	16.8	(13.8)
Depreciation and amortization	34.2	37.7	128.9	139.6
Non-controlling interests	0.9	0.8	3.2	2.9
Loss (gain) on disposal of assets	(0.2)	1.4	(2.3)	1.8
Equity method income	(0.4)	(0.1)	(0.8)	(0.9)
Stock compensation	1.0	0.7	4.4	4.2
Monitoring fees and expenses	1.3	1.2	5.2	5.1
Realized loss on investments	—	—	0.6	—
Impairment loss	6.2	—	6.2	43.1
Acquisition related expenses	—	3.1	—	3.1
Debt extinguishment costs	—	0.3	—	73.5
Discontinued operations, net of taxes	(0.6)	(0.2)	0.3	1.7

Adjusted EBITDA (1)	$74.5	$82.9	$302.7	$326.6

(1)	Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, non-controlling interests, gain or loss on disposal of assets, equity method income, stock compensation, monitoring fees and expenses, realized holding loss on investments, acquisition related expenses, debt extinguishment costs, impairment loss and discontinued operations, net of taxes. Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to Vanguard Health Systems, Inc. stockholders, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Balance Sheets
(In millions)

	June 30,	June 30,
	2009	2010
ASSETS
Current assets:
Cash and cash equivalents	$308.2	$257.6
Restricted cash	1.9	2.3
Accounts receivable, net of allowance for doubtful accounts of approximately $121.5 and $75.6 at June 30, 2009 and June 30, 2010, respectively	275.3	270.4
Inventories	48.3	49.6
Deferred tax assets	29.6	21.9
Prepaid expenses and other current assets	68.4	119.2

Total current assets	731.7	721.0
Property, plant and equipment, net of accumulated depreciation	1,174.1	1,203.8
Goodwill	692.1	649.1
Intangible assets, net of accumulated amortization	54.6	66.0
Deferred tax assets, noncurrent	38.0	50.0
Investments in auction rate securities	21.6	19.8
Other assets	19.0	19.9

Total assets	$2,731.1	$2,729.6

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$127.9	$194.8
Accrued salaries and benefits	133.9	144.9
Accrued health plan claims and settlements	117.6	149.8
Accrued interest	13.2	41.4
Other accrued expenses and current liabilities	79.5	76.9
Current maturities of long-term debt	8.0	8.2

Total current liabilities	480.1	616.0
Professional and general liability and workers compensation reserves	76.7	83.6
Other liabilities	34.9	31.6
Long-term debt, less current maturities	1,543.6	1,743.8
Commitments and contingencies
Equity:
Vanguard Health Systems, Inc. stockholders’ equity:
Common stock	—	—
Additional paid-in capital	651.3	354.9
Accumulated other comprehensive loss	(6.8)	(2.5)
Retained deficit	(56.7)	(105.9)

Total Vanguard Health Systems, Inc. stockholders’ equity	587.8	246.5
Non-controlling interests	8.0	8.1

Total equity	595.8	254.6

Total liabilities and equity	$2,731.1	$2,729.6

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows
(In millions)

	Year ended June 30,
	2009	2010
Operating activities:
Net income (loss)	$31.8	$(46.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss from discontinued operations	0.3	1.7
Depreciation and amortization	128.9	139.6
Provision for doubtful accounts	210.3	152.5
Amortization of loan costs and accretion of principal on notes	27.2	11.7
Loss (gain) on disposal of assets	(2.3)	1.8
Stock compensation	4.4	4.2
Deferred income taxes	6.4	(8.5)
Impairment loss	6.2	43.1
Realized holding loss on investments	0.6	—
Acquisition related expenses	—	3.1
Debt extinguishment costs	—	73.5
Changes in operating assets and liabilities:
Accounts receivable	(185.6)	(148.3)
Inventories	1.0	(1.3)
Prepaid expenses and other current assets	(12.7)	(80.5)
Accounts payable	(27.5)	67.1
Accrued expenses and other liabilities	122.7	102.8

Net cash provided by operating activities — continuing operations	311.7	316.2
Net cash provided by (used in) operating activities — discontinued operations	1.4	(1.0)

Net cash provided by operating activities	313.1	315.2

Investing activities:
Acquisitions and related expenses	(4.4)	(4.6)
Capital expenditures	(132.0)	(155.9)
Proceeds from asset dispositions	4.9	2.0
Sales of auction rate securities	—	1.8
Other	(2.0)	0.3

Net cash used in investing activities — continuing operations	(133.5)	(156.4)
Net cash used in investing activities — discontinued operations	(0.1)	(0.1)

Net cash used in investing activities	(133.6)	(156.5)

Financing activities:
Payments of long-term debt	(7.8)	(1,557.4)
Proceeds from debt borrowings	—	1,751.3
Payments of refinancing costs and fees	—	(93.6)
Repurchases of stock and stock options	(0.2)	(300.6)
Payments related to derivative instrument with financing element	—	(6.2)
Distributions paid to non-controlling interests and other	(4.9)	(2.8)

Net cash used in financing activities	(12.9)	(209.3)

Net increase (decrease) in cash and cash equivalents	166.6	(50.6)
Cash and cash equivalents, beginning of year	141.6	308.2

Cash and cash equivalents, end of year	$308.2	$257.6

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Three months ended June 30, 2009
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$638.3	100.0%	$—	—%	$(9.0)	$629.3
Premium revenues	—	—	197.2	100.0	—	197.2

Total revenues	638.3	100.0	197.2	100.0	(9.0)	826.5

Salaries and benefits (excludes stock compensation)	306.0	47.9	7.9	4.0	—	313.9
Health plan claims expense	—	—	163.9	83.1	(9.0)	154.9
Supplies	116.0	18.2	0.1	0.1	—	116.1
Provision for doubtful accounts	55.3	8.7	—	—	—	55.3
Other operating expenses	102.2	16.0	9.6	4.9	—	111.8

Total operating expenses	579.5	90.8	181.5	92.0	(9.0)	752.0

Segment EBITDA(2)	58.8	9.2	15.7	8.0	—	74.5
Less:
Interest, net	26.8	4.2	0.2	0.1	—	27.0
Depreciation and amortization	33.1	5.2	1.1	0.6	—	34.2
Equity method income	(0.4)	(0.1)	—	—	—	(0.4)
Stock compensation	1.0	0.2	—	—	—	1.0
Gain on disposal of assets	(0.2)	(0.0)	—	—	—	(0.2)
Monitoring fees and expenses	1.3	0.2	—	—	—	1.3
Impairment loss	6.2	1.0	—	—	—	6.2

Income (loss) from continuing operations before income taxes	$(9.0)	(1.4)%	$14.4	7.3%	$—	$5.4

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized holding losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Three months ended June 30, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$657.8	100.0%	$—	—%	$(11.1)	$646.7
Premium revenues	—	—	211.7	100.0	—	211.7

Total revenues	657.8	100.0	211.7	100.0	(11.1)	858.4

Salaries and benefits (excludes stock compensation)	324.0	49.3	8.9	4.2	—	332.9
Health plan claims expense	—	—	177.0	83.6	(11.1)	165.9
Supplies	116.7	17.7	—	—	—	116.7
Provision for doubtful accounts	39.5	6.0	—	—	—	39.5
Other operating expenses	110.8	16.8	9.7	4.6	—	120.5

Total operating expenses	591.0	89.8	195.6	92.4	(11.1)	775.5

Segment EBITDA(2)	66.8	10.2	16.1	7.6	—	82.9
Less:
Interest, net	31.2	4.7	(0.4)	(0.2)	—	30.8
Depreciation and amortization	36.6	5.6	1.1	0.5	—	37.7
Equity method income	(0.1)	(0.0)	—	—	—	(0.1)
Stock compensation	0.7	0.1	—	—	—	0.7
Loss on disposal of assets	1.4	0.2	—	—	—	1.4
Monitoring fees and expenses	1.2	0.2	—	—	—	1.2
Acquisition related expenses	3.1	0.5	—	—	—	3.1
Debt extinguishment costs	0.3	—	—	—	—	0.3

Income (loss) from continuing operations before income taxes	$(7.6)	(1.2)%	$15.4	7.3%	$—	$7.8

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized holding losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Year ended June 30, 2009
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$2,541.4	100.0%	$—	—%	$(34.0)	$2,507.4
Premium revenues	—	—	678.0	100.0	—	678.0

Total revenues	2,541.4	100.0	678.0	100.0	(34.0)	3,185.4

Salaries and benefits (excludes stock compensation)	1,198.8	47.2	30.6	4.5	—	1,229.4
Health plan claims expense	—	—	559.6	82.5	(34.0)	525.6
Supplies	455.2	17.9	0.3	—	—	455.5
Provision for doubtful accounts	210.3	8.3	—	—	—	210.3
Other operating expenses	425.5	16.7	36.4	5.4	—	461.9

Total operating expenses	2,289.8	90.1	626.9	92.5	(34.0)	2,882.7

Segment EBITDA(2)	251.6	9.9	51.1	7.5	—	302.7
Less:
Interest, net	112.2	4.4	(0.6)	(0.1)	—	111.6
Depreciation and amortization	124.8	4.9	4.1	0.6	—	128.9
Equity method income	(0.8)	(0.0)	—	—	—	(0.8)
Stock compensation	4.4	0.2	—	—	—	4.4
Gain on disposal of assets	(2.3)	(0.1)	—	—	—	(2.3)
Monitoring fees and expenses	5.2	0.2	—	—	—	5.2
Realized holding loss on investments	0.6	—	—	—	—	0.6
Impairment loss	6.2	0.2	—	—	—	6.2

Income from continuing operations before income taxes	$1.3	0.1%	$47.6	7.0%	$—	$48.9

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized holding losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Segment Information (Unaudited)
(In millions)

	Year ended June 30, 2010
	Acute
	Care	% of	Health	% of
	Services	Revenues	Plans	Revenues	Eliminations	Consolidated
Patient service revenues(1)	$2,580.0	100.0%	$—	—%	$(42.8)	$2,537.2
Premium revenues	—	—	839.7	100.0	—	839.7

Total revenues	2,580.0	100.0	839.7	100.0	(42.8)	3,376.9

Salaries and benefits (excludes stock compensation)	1,257.9	48.8	34.1	4.1	—	1,292.0
Health plan claims expense	—	—	708.6	84.4	(42.8)	665.8
Supplies	456.0	17.7	0.1	—	—	456.1
Provision for doubtful accounts	152.5	5.9	—	—	—	152.5
Other operating expenses	447.0	17.3	36.9	4.4	—	483.9

Total operating expenses	2,313.4	89.7	779.7	92.9	(42.8)	3,050.3

Segment EBITDA(2)	266.6	10.3	60.0	7.1	—	326.6
Less:
Interest, net	116.5	4.5	(1.0)	(0.1)	—	115.5
Depreciation and amortization	135.2	5.2	4.4	0.5	—	139.6
Equity method income	(0.9)	(0.0)	—	—	—	(0.9)
Stock compensation	4.2	0.2	—	—	—	4.2
Loss on disposal of assets	1.8	0.1	—	—	—	1.8
Monitoring fees and expenses	5.1	0.2	—	—	—	5.1
Acquisition related expenses	3.1	0.1	—	—	—	3.1
Debt extinguishment costs	73.5	2.8	—	—	—	73.5
Impairment loss	43.1	1.7	—	—	—	43.1

Income (loss) from continuing operations before income taxes	$(115.0)	(4.5)%	$56.6	6.7%	$—	$(58.4)

(1)	Vanguard eliminates in consolidation those patient service revenues earned by its healthcare facilities attributable to services provided to enrollees in its owned health plans and eliminates the corresponding medical claims expenses incurred by the health plans for those services.

(2)	Segment EBITDA is defined as income (loss) from continuing operations before income taxes less interest expense (net of interest income), depreciation and amortization, equity method income, stock compensation, gain or loss on disposal of assets, realized holding losses on investments, monitoring fees and expenses, acquisition related expenses, debt extinguishment costs and impairment losses. Management uses Segment EBITDA to measure performance for Vanguard’s segments and to develop strategic objectives and operating plans for those segments. Segment EBITDA eliminates the uneven effect of non-cash depreciation of tangible assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Segment EBITDA also eliminates the effects of changes in interest rates which management believes relate to general trends in global capital markets, but are not necessarily indicative of the operating performance of Vanguard’s segments. Management believes that Segment EBITDA provides useful information about the financial performance of Vanguard’s segments to investors, lenders, financial analysts and rating agencies. Additionally, management believes that investors and lenders view Segment EBITDA as an important factor in making investment decisions and assessing the value of Vanguard. Segment EBITDA is not a substitute for net income (loss), operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Segment EBITDA, as presented, may not be comparable to similar measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited)

	Three months ended
	June 30,		%
	2009	2010	Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,135
Discharges	41,400	42,159	1.8%
Adjusted discharges	73,210	75,620	3.3
Adjusted discharges — hospitals	69,258	71,657	3.5
Average length of stay	4.18	4.09	(2.2)
Patient days	173,022	172,388	(0.4)
Adjusted patient days	305,966	309,209	1.1
Adjusted patient days — hospitals	289,447	293,003	1.2
Patient revenue per adjusted discharge	$8,422	$8,407	(0.2)
Patient revenue per adjusted discharge — hospitals	$8,850	$8,560	(3.3)
Inpatient surgeries	9,530	9,244	(3.0)
Outpatient surgeries	19,521	19,084	(2.2)
Emergency room visits	158,936	160,523	1.0%

Charity care and uninsured discounts as a percent of acute care segment revenues (prior to these discounts)(1)	4.9%	10.8%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)(1)	8.2%	5.4%

Net patient revenue payer mix:
Medicare	24.8%	25.0%
Medicaid	7.7	7.6
Managed Medicare	14.7	14.7
Managed Medicaid	9.1	9.3
Managed care	34.0	35.2
Commercial	0.9	1.0
Self pay	8.8	7.2

Total	100.0%	100.0%

Discharges by payer:
Medicare	26.7%	27.8%
Medicaid(1)	9.7	9.3
Managed Medicare	16.5	16.3
Managed Medicaid	14.3	15.2
Managed care	28.3	26.4
Commercial	0.4	0.4
Self pay(1)	4.1	4.6

Total	100.0%	100.0%

(1)	See Supplemental Operating Measures Adjusted For Comparative Analysis for the impact to the ratio of charity and uninsured discounts as a percent of acute care services segment revenues, the ratio of provision for doubtful accounts as a percent of acute care services segment revenues and Medicaid and self pay discharges of the change in our Medicaid pending policy during the three months ended June 30, 2010.

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics
(Unaudited) (continued)

	Year ended
	June 30,		%
	2009	2010	Change
Number of hospitals at end of period	15	15
Licensed beds at end of period	4,135	4,135
Discharges	167,880	168,370	0.3%
Adjusted discharges	288,807	295,702	2.4
Adjusted discharges — hospitals	274,767	280,437	2.1
Average length of stay	4.23	4.17	(1.4)
Patient days	709,952	701,265	(1.2)
Adjusted patient days	1,221,345	1,231,604	0.8
Adjusted patient days — hospitals	1,161,967	1,168,027	0.5
Patient revenue per adjusted discharge	$8,503	$8,408	(1.1)
Patient revenue per adjusted discharge — hospitals	$8,623	$8,516	(1.2)
Inpatient surgeries	37,970	37,320	(1.7)
Outpatient surgeries	76,378	75,969	(0.5)
Emergency room visits	605,729	626,237	3.4%

Charity care and uninsured discounts as a percent of acute care services segment revenues (prior to these discounts)	3.9%	10.5%

Provision for doubtful accounts as a percent of acute care services segment revenues (prior to charity and uninsured discounts)(1)	8.0%	5.3%

Net patient revenue payer mix:
Medicare	25.3%	25.5%
Medicaid	7.9	7.4
Managed Medicare	14.1	14.8
Managed Medicaid	8.8	9.5
Managed care	34.7	34.9
Commercial	0.9	1.1
Self pay	8.3	6.8

Total	100.0%	100.0%

Discharges by payer:
Medicare	27.1%	27.5%
Medicaid(1)	10.2	8.8
Managed Medicare	16.0	16.3
Managed Medicaid	13.8	15.3
Managed care	29.2	26.8
Commercial	0.3	0.4
Self pay(1)	3.4	4.9

Total	100.0%	100.0%

(1)	See Supplemental Operating Measures Adjusted For Comparative Analysis for the impact to the ratio of charity and uninsured discounts as a percent of acute care services segment revenues, the ratio of provision for doubtful accounts as a percent of acute care services segment revenues and Medicaid and self pay discharges of the change in our Medicaid pending policy during the year ended June 30, 2010.

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Operating Measures Adjusted for Comparative Analysis
For the three months ended June 30, 2010
(dollars in millions, except for statistical measures)
(Unaudited)

					% of Segment Revenues
	GAAP-	Impact of Policy Changes		Non-GAAP	GAAP	Non-GAAP
	basis	Uninsured	Medicaid	adjusted	basis	adjusted(4)
	amounts(1)	discounts(2)	pending(3)	amounts(4)	2010	2009	2010
Acute care services segment:
Total revenues(5)	$657.8	$33.5	$(4.7)	$686.6	100.0%	100.0%	100.0%
Salaries and benefits(8)	$324.7	$—	$—	$324.7	49.4	47.6	47.3
Supplies	$116.7	$—	$—	$116.7	17.7	18.0	17.0
Provision for doubtful accounts	$39.5	$33.5	$(3.6)	$69.4	6.0	9.6	10.1
Other operating expenses	$110.8	$—	$—	$110.8	16.8	15.8	16.1
Total operating expenses	$591.7	$33.5	$(3.6)	$621.6	90.0%	91.0%	90.5%

					% of Segment Revenues Prior to
					Charity and Uninsured Discounts
	GAAP-	Impact of Policy Changes		Non-GAAP	GAAP	Non-GAAP
	basis	Uninsured	Medicaid	adjusted	basis	adjusted(4)
	amounts(1)	discounts(2)	pending(3)	amounts(4)	2010	2009	2010

Uncompensated care(6)	$117.8	$(21.2)	$(3.6)	$93.0	16.0%	12.4%	13.1%
Total revenues, prior to charity(7)	$681.3	$33.5	$(4.7)	$710.1

						Current
	2010			2010	2009	year
	Statistical	2010	2010	Statistical	measure	change
	measure as	Uninsured	Medicaid	measure as	as	as
	reported	discounts(2)	pending(3)	adjusted	adjusted	adjusted
Vanguard consolidated:
Patient revenue per total adjusted discharge	$8,407	$443	$(62)	$8,788	$8,516	3.2%
Self-pay discharges	1,942	—	(600)	1,342	1,526	(12.1)%
Medicaid discharges	3,910	—	600	4,510	4,197	7.5%

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Operating Measures Adjusted for Comparative Analysis
For the year ended June 30, 2010
(dollars in millions, except for statistical measures)
(Unaudited)

					% of Segment Revenues
	GAAP-	Impact of Policy Changes		Non-GAAP	GAAP	Non-GAAP
	basis	Uninsured	Medicaid	adjusted	basis	adjusted(4)
	amounts(1)	discounts(2)	pending(3)	amounts(4)	2010	2009	2010
Acute care services segment:
Total revenues(5)	$2,580.0	$128.7	$(22.9)	$2,685.8	100.0%	100.0%	100.0%
Salaries and benefits(8)	$1,262.1	$—	$—	$1,262.1	48.9	47.2	47.0
Supplies	$456.0	$—	$—	$456.0	17.7	17.9	17.0
Provision for doubtful accounts	$152.5	$128.7	$(22.3)	$258.9	5.9	8.5	9.6
Other operating expenses	$447.0	$—	$—	$447.0	17.3	16.7	16.6
Total operating expenses	$2,317.6	$128.7	$(22.3)	$2,424.0	89.8%	90.3%	90.3%

					% of Segment Revenues Prior to
					Charity and Uninsured Discounts
	GAAP-	Impact of Policy Changes		Non-GAAP	GAAP	Non-GAAP
	basis	Uninsured	Medicaid	adjusted	basis	adjusted(4)
	amounts(1)	discounts(2)	pending(3)	amounts(4)	2010	2009	2010

Uncompensated care(6)	$455.9	$(87.0)	$(22.3)	$346.6	15.8%	11.6%	12.5%
Total revenues, prior to charity(7)	$2,667.7	$128.7	$(22.9)	$2,773.5

						Current
	2010			2010	2009	year
	Statistical	2010	2010	Statistical	measure	change
	measure as	Uninsured	Medicaid	measure as	as	as
	reported	discounts(2)	pending(3)	adjusted	adjusted	adjusted
Vanguard consolidated:
Patient revenue per total adjusted discharge	$8,408	$435	$(79)	$8,764	$8,527	2.8%
Self-pay discharges	8,168	—	(2,717)	5,451	5,483	(0.6)%
Medicaid discharges	14,867	—	2,717	17,584	17,235	2.0%

(1)	Amounts reflected in or components of amounts reflected in the segment information tables included in this release. These amounts are based upon revenues or expenses determined in accordance with accounting principles generally accepted in the United States.

(2)	Includes the impact of the uninsured discount policy implemented for Vanguard’s Illinois hospitals effective April 1, 2009 and for it Phoenix and San Antonio hospitals effective July 1, 2009. Under this policy, Vanguard applies an uninsured discount (calculated as a standard percentage of gross revenues) at the time of patient billing and includes the discount as a reduction of revenues. This uninsured discount program applies to patients receiving hospital services who have no insurance coverage and do not otherwise meet Vanguard’s charity care guidelines. Vanguard recorded a total of $11.7 million and $54.7 million of uninsured discounts relates to its acute care services segment during the three months ended June 30, 2009 and 2010, respectively. Of these amounts $7.6 million and $33.5 million for the three months ended June 30, 2009 and 2010, respectively, related to non-Medicaid pending accounts that reduced revenues as a result of implementing this policy. Vanguard recorded a total of $11.7 million and $215.7 million of uninsured discounts related to its acute care services segment during the years ended June 30, 2009 and 2010, respectively. Of these amounts, $7.6 million and $128.7 million for the years ended June 30, 2009 and 2010, respectively, related to non-Medicaid pending accounts that reduced revenues as a result of implementing this policy.

(3)	Includes the impact of Vanguard’s policy change for accounts pending Medicaid qualification. Prior to the implementation of its new uninsured discount policy, Vanguard classified accounts pending Medicaid qualification as Medicaid revenues (and Medicaid discharges) and recorded a contractual discount for these accounts based upon the average Medicaid reimbursement rate for each specific state until qualification was confirmed. Vanguard implemented a new Medicaid pending policy for all of its hospitals whereby Medicaid pending accounts are classified as self-pay revenues (and self-pay discharges) with an uninsured discount applied. The balance of these accounts is subject to Vanguard’s allowance for doubtful accounts policy. For those accounts that subsequently qualify for Medicaid coverage, the uninsured discount is reversed and the account is reclassified to Medicaid revenues (and Medicaid discharges) with the appropriate contractual discount applied. The difference between the state-specific Medicaid contractual discounts under the previous policy and the uninsured discount percentage applied to Medicaid pending accounts under the new policy increased total revenues by $0.7 million, $4.7 million, $0.7 million and $22.9 million for the three months ended June 30, 2009 and 2010 and the years ended June 30, 2009 and 2010, respectively. The provision for doubtful accounts recorded for Medicaid pending accounts, after the uninsured discounts were applied, were $1.0 million, $3.6 million, $1.0 million and $22.3 million for the three months ended June 30, 2009 and 2010 and the years ended June 30, 2009 and 2010, respectively.

(4)	Revenues, certain expenses and those expenses as a percentage of revenues for the acute care services segment for the three months and year ended June 30, 2010 have been adjusted to allow for comparative measurement on a basis consistent with the three months and year ended June 30, 2009 (before implementation of the majority of the uninsured discount policy or the change to the Medicaid pending policy). Management believes these non-GAAP measures will provide investors, analysts and general users of this financial information an effective means to compare the operating results of Vanguard’s acute care services segment for the current year periods to those of the prior year periods. However, these non-GAAP operating measures are not meant to replace GAAP-basis revenues, expenses or expenses as a percentage of revenues as operating performance indicators for the acute care services segment.

(5)	Total revenues for the acute care services segment represent revenues prior to the elimination in consolidation of revenues earned by Vanguard’s hospitals for services provided to enrollees in Vanguard’s owned health plans.

(6)	Uncompensated care is defined as the sum of uninsured discounts, charity deductions and the provision for doubtful accounts.

(7)	Represents total revenues for the acute care services segment plus charity deductions.

(8)	Includes stock compensation.

Contact:	Vanguard Health Systems, Inc.
Gary Willis
Senior Vice President and Chief Accounting Officer
(615) 665-6098